Exhibit 10.1

LIMITED WAIVER, CONSENT, AND MODIFICATION AGREEMENT

THIS LIMITED WAIVER, CONSENT, AND MODIFICATION AGREEMENT, dated as of February 2, 2009 (this “Agreement”), is entered into by and among PRB OIL & GAS, INC., a Colorado corporation (the “Company”), BLACK RAVEN ENERGY, INC., a Nevada corporation (formerly known as PRB Energy, Inc.) (“Parent”), and WEST COAST OPPORTUNITY FUND, LLC (“Lender”).

RECITALS

A.            Pursuant to the terms of that certain Securities Purchase Agreement, dated as of December 28, 2006 (as amended, modified, supplemented and/or restated from time to time, the “Purchase Agreement”), by and among the Company, Parent, Lender, and DKR Soundshore Oasis Holding Fund Ltd. (“DKR”), the Company has heretofore executed and delivered two Senior Secured Debentures (collectively, the “Original Debentures”), each dated December 28, 2006 and each in the original principal amount of $7,500,000, one of which was originally payable to the order of Lender and the other of which was originally payable to the order of DKR. Lender is the current owner and holder of both of the Original Debentures, having heretofore acquired all of the rights and interests under the Original Debenture originally issued to DKR. Capitalized terms that are used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Amended and Restated Debenture (as such term is hereinafter defined).

B.            Parent and PRB Gathering, Inc. (“Gathering”) have each heretofore executed and delivered a certain Secured Guaranty (as amended and modified hereby and as otherwise, modified, amended, supplemented, and/or restated from time to time, the “Guaranty”), dated as of December 28, 2006, pursuant to which each of Parent and Gathering guaranteed the payment and performance of all of the indebtedness, obligations, and liabilities of the Company under, or in connection with, the Original Debentures and/or the other Transaction Documents (as such term is defined in the Purchase Agreement).

C.            The payment and performance of all of the indebtedness, obligations, and liabilities of the Company, Parent, and/or Gathering under, or in connection with, the Original Debentures, the Amended and Restated Debenture, and/or the other Amended Transaction Documents (as such term is hereinafter defined) (collectively, the “Obligations”) are secured by, and entitled to the benefits of, various security agreements, pledges, mortgages, deeds of trust, financing statements, and other documents, instruments, and agreements, including, without limitation, those described or referred to in Exhibit “A” attached hereto (collectively, the “Security Documents”), covering real, personal, and other property, rights, and interests of Company and/or Parent more specifically described therein (collectively, the “Collateral”).

D.            The Company and Parent have heretofore filed chapter 11 cases of In re PRB Energy, Inc., Case No. 08-12658, and In re PRB Oil & Gas, Inc., Case No. 08-12661, both pending in the United States Bankruptcy Court for the District of Colorado (collectively, the “Bankruptcy Proceedings”).

E.             The Bankruptcy Court has confirmed a Joint Plan of Reorganization in the Bankruptcy Proceedings (the “Plan of Reorganization”) with respect to the Company and Parent,

and this Agreement is being executed and delivered by each of the Company, Parent, and Lender in order to further implement the Plan of Reorganization.

F.             In connection with the Plan of Reorganization, the parties to this Agreement have agreed to grant certain waivers and consents and amend, modify and terminate certain Transaction Documents (as such term is defined in the Purchase Agreement) subject to and in accordance with the terms of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

LIMITED WAIVER AND CONSENT

1.1           Limited Waiver and Consent.  Lender hereby expressly consents to the execution, delivery and implementation by the Company and by Parent of the Plan of Reorganization and the transactions provided for in the Plan of Reorganization. Lender also hereby expressly waives any and all Defaults and Events of Default that may exist under any of the Transaction Documents immediately prior to the Effective Date of the Plan of Reorganization and expressly agrees that the implementation of the transactions provided for in the Plan of Reorganization shall not constitute a Default and/or Event of Default under the Purchase Agreement, the Original Debentures, the Amended and Restated Debenture, any of the other Transaction Documents, and/or any of the Amended Transaction Documents.

ARTICLE II

AMENDMENTS AND MODIFICATIONS TO ORIGINAL DEBENTURES AND CERTAIN OTHER TRANSACTION DOCUMENTS; TERMINATION OF CERTAIN TRANSACTION DOCUMENTS

2.1           Amendment and Restatement of Original Debentures.  Effective as of the Effective Date of the Plan of Reorganization, the Original Debentures, and the indebtedness evidenced thereby, shall be superseded, renewed, extended, modified, amended, and restated in their entirety pursuant to a certain Amended and Restated Senior Secured Debenture, in the form of Exhibit “B” attached hereto, to be issued, jointly and severally, by the Company and by Parent, payable to the order of Lender (the “Amended and Restated Debenture”). The Amended and Restated Debenture shall be executed by the Company and by Parent and shall be delivered to Lender on the Effective Date of the Plan of Reorganization and shall constitute, in part, a renewal, extension, increase, modification, amendment, and restatement (but not an extinguishment, termination, or novation of, or with respect to) of the outstanding indebtedness under the Original Debentures.

2.2           Exit Financing Under Plan of Reorganization.  Pursuant to the Plan of Reorganization, within fifteen (15) days after the Effective Date of the Plan of Reorganization, Lender shall make a single advance, in the principal amount of up to $1,500,000, to the Company and Parent (the “Exit Financing”). The Exit Financing shall be advanced by Lender to the Company and Parent under the Amended and Restated Debenture, shall constitute a portion of the indebtedness evidenced by the Amended and Restated Debenture, shall be governed and controlled by the Amended and Restated Debenture and the other Amended Transaction Documents (as such term is hereinafter defined), and shall be secured by, and entitled, on a pro-rata basis, to all of the benefits and protections of, the Amended Transaction Documents.

2.3           Issuance of Common Stock to Lender Under Plan of Reorganization.  Pursuant to the Plan of Reorganization, Lender shall receive 13,500,000 shares of the common stock of Parent (the “Lender Shares”). The Lender Shares and the Amended and Restated Debenture are sometimes referred to herein collectively as the “Securities”.

2.4           Release of Gathering and Existing Collateral Owned by Gathering.  Pursuant to the Plan of Reorganization, on the Effective Date of the Plan of Reorganization, Lender shall execute and deliver such releases and other documents as shall be necessary and/or appropriate in order to evidence (i) the release by Lender of Gathering from its obligations and liabilities to Lender under the Guaranty, and (ii) the release by Lender of its liens on any and all collateral owned by Gathering that secures the Original Debentures.

2.5           Amendments to Transaction Documents with Respect to Gathering.  Effective as of the Effective Date of the Plan of Reorganization, each of the Transaction Documents is amended so as to not include Gathering as a “Mortgagor”, “Grantor”, “Debtor”, or other term referring to the Company, Parent, and Gathering, or any combination of such parties, collectively, in such Amended Transaction Documents.

2.6           Additional Security Documents.  All of the documents, instruments, and agreements from time to time executed and delivered by the Company and/or Parent to, or for the benefit of Lender, with respect to the Collateral, or any portion thereof, whether pursuant to clause (iii) of Section 3.1 hereof, pursuant to Section 4.47 hereof, or otherwise shall also constitute “Security Documents” for purposes of this Agreement and for purposes of all of the other Amended Transaction Documents.

2.7           Reaffirmation of Certain Transaction Documents; Termination of Purchase Agreement and Registration Rights Agreement.  The Original Debentures (as amended and restated by the Amended and Restated Debenture) and all of the other Transaction Documents other than the Purchase Agreement and the Registration Rights Agreement (as such term is defined in the Purchase Agreement) (as all of such Transaction Documents are modified and amended by this Agreement, the Plan of Reorganization and/or the other documents contemplated hereby, collectively, the “Amended Transaction Documents”), and all of the obligations and liabilities of the Company and Parent thereunder or in connection therewith, are hereby ratified, confirmed, and re-adopted by each of the Company and Parent. As of the Effective Date of the Plan of Reorganization, the Purchase Agreement and the Registration Rights Agreement shall no longer be of any force and effect and shall not be deemed as or included as Amended Transaction Documents herein or in any of the Amended Transaction Documents.

2.8           Reaffirmation of Representations and Warranties in Amended Transaction Documents.  Without limiting the generality of Section 2.7 hereof, except for breaches of representations or warranties in the Amended Transaction Documents that have heretofore been, or are herein being, waived, the Company and Parent each hereby represents and warrants to Lender that all of the representations and warranties of the Company and/or Parent under, or in connection with, the Amended Transaction Documents are correct and accurate on, and effective as of, the Effective Date of the Plan of Reorganization. Provided further that the terms “Mortgaged Property” and “Collateral” in the Amended Transaction Documents apply only to assets owned, or purported to be owned, by Parent and/or the Company as of and after the Effective Date of the Plan of Reorganization.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1           Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction, as determined by Lender in its sole and absolute discretion, of the following conditions precedent, unless specifically waived in writing by Lender:

(i)            Lender shall have received multiple executed counterparts of this Agreement executed by the Company and by Parent;

(ii)           Lender shall have received the Amended and Restated Debenture, duly executed and delivered by each of the Company and Parent;

(iii)          Lender shall have received any and all amendments, supplements, restatements, and modifications to the existing Security Documents, and any and all other or additional security or collateral documents, in each case duly executed and delivered by the Company and/or Parent, as applicable, as Lender shall have requested in order to evidence, create, confirm, maintain, perfect, continue, or otherwise facilitate a valid, perfected, first priority Lien in favor of Lender covering all of the Collateral, as security for the Obligations, or to evidence or carry out the intent of this Agreement and/or the other Amended Transaction Documents, or to otherwise perfect or give further assurances of any right(s) and/or remedies granted or provided to, or for the benefit of, Lender in this Agreement and/or the other Amended Transaction Documents;

(iv)          Unless waived in writing by Lender, no Default or Event of Default shall have occurred and be continuing and the representations and warranties contained herein shall be true and correct as of the date hereof as if made on the date hereof; and

(v)           All corporate proceedings and all actions and proceedings in the Bankruptcy Court in the Bankruptcy Proceedings taken, or deemed by Lender as being necessary and/or appropriate to be taken, in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Lender and its legal counsel.

ARTICLE IV

ADDITIONAL REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

In order to induce Lender to enter into this Agreement, the Company and Parent each represents and warrants to Lender, and covenants and agrees with Lender, as follows:

4.1           Organization and Qualification,  Parent and the Company are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of Parent and the Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of Parent and the Company, taken as whole, or on the transactions contemplated hereby and/or by the other Amended Transaction Documents, or on the authority or ability of Parent and/or the Company to perform its respective obligations under the Amended Transaction Documents.  Parent has no subsidiaries other than the Company and Gathering.

4.2           Authorization; Enforcement; Validity.   Each of Parent and the Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Amended and Restated Debenture, each of the other Amended Transaction Documents, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Amended Transaction Documents by the Company and Parent have been duly authorized by each of the Company’s and Parent’s Board of Directors and the consummation by the Company and Parent of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Amended and Restated Debenture by the Company and the issuance of the Lender Shares by Parent, have been duly authorized by the Company’s Board of Directors and Parent’s Board of Directors and (other than as may be required by the Bankruptcy Court in the Bankruptcy Proceedings) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders or Parent, its Board of Directors or its stockholders.  This Agreement and the other Amended Transaction Documents have been duly executed and delivered by each of the Company and Parent, and constitute the legal, valid and binding obligations of each of the Company and Parent, enforceable against the Company and Parent in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.3           Issuance of Securities.  The issuance of the Securities is duly authorized and is free from all taxes, liens and charges with respect to the issue thereof.  Upon issuance, the Lender Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of Parent.  The offer and issuance by the Company and Parent of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

4.4           No Conflicts.  The execution, delivery and performance of the Amended Transaction Documents by the Company and Parent and the consummation by the Company and Parent of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Amended and Restated Debenture and the Lender Shares) will not (i) result in a violation of Parent’s Articles of Incorporation, Parent’s Bylaws, the Company’s Articles of Incorporation or the Company’s Bylaws or the terms of any capital stock of Parent or the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Parent or the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Parent or the Company or by which any property or asset of Parent or the Company is bound or affected.

4.5           Consents.  Other than the appropriate approval(s) of the Bankruptcy Court in the Bankruptcy Proceedings, neither the Company nor Parent is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Amended Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) filing with the SEC of a Form 8-K, and (y) filings required by the Security Documents).  All consents, authorizations, orders, filings and registrations which the Company and Parent are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Effective Date of the Plan of Reorganization, and Parent and the Company are unaware of any facts or circumstances which might prevent the Company or Parent from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

4.6           Placement Agent’s Fees.  Parent shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Lender) relating to or arising out of the transactions contemplated hereby.  Parent shall pay, and hold Lender harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

4.7           No Integrated Offering.  None of Parent, the Company, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by Parent or the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Parent or the Company are listed or designated.  None of Parent, the Company, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with any other offerings.

4.8           U.S. Real Property Holding Corporation.  Neither the Company nor Parent is, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and Parent will so certify upon the request of Lender.

4.9           Application of Takeover Protections; Rights Agreement.  Each of the Company and Parent and its respective board of directors has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or Parent’s Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to Lender as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Amended and Restated Debenture, the issuance of the Lender Shares, and/or Lender’s ownership of the Securities.  Parent has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of common stock of Parent or a change in control of Parent

4.10         SEC Documents; Financial Statements.  Prior to December 31, 2007, Parent had filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of Parent included in the SEC Documents, as amended, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.11         Conduct of Business; Regulatory Permits.  Neither Parent nor the Company is in violation of any term of or in default under its Articles of Incorporation or Bylaws or other governing documents.  Neither Parent nor the Company is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Parent or the Company, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except where the failure to do so would not result, either individually or in the aggregate, in a Material Adverse Effect, Parent and the Company possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither Parent nor the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.12         Foreign Corrupt Practices.  To the knowledge of the current officers of Parent and the Company, neither Parent nor the Company, nor any director, officer, agent, employee or other Person acting on behalf of Parent or the Company has, in the course of its actions for, or on behalf of, Parent or the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political, activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made, any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.13         Sarbanes-Oxley Act.  Prior to December 31, 2007, Parent was in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where the failure to be in compliance would not have a Material Adverse Effect.

4.14         Transactions With Affiliates.  As of the Effective Date of the Plan of Reorganization and except as treated in the Plan of Reorganization, none of the officers, directors or employees of Parent or the Company is presently a party to any transaction with Parent or the Company (other than for ordinary course services, as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Parent or the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

4.15         Equity Capitalization.  As of the Effective Date of the Plan of Reorganization, the authorized capital stock of Parent will consist of (i) 250,000,000 shares of capital stock, $0.001 par value per share (consisting of 150,000,000 shares of common stock and 100,000,000 shares of preferred stock), none of which is subject to, or reserved for issuance under, any stock option agreements, stock purchase agreements, warrant agreements, or other agreements, except as expressly set forth in the Plan of Reorganization and/or the disclosure statement relating thereto.    As of the Effective Date of the Plan of Reorganization, the authorized capital stock of the Company will consist of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding and are held by Parent.  All of such outstanding shares of Parent and the Company have been validly issued and are fully paid and nonassessable.  Except as disclosed in the Plan of Reorganization and/or the disclosure statement relating thereto: (i) none of Parent’s or the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Parent or the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of Parent or the Company, or contracts, commitments, understandings or arrangements by which Parent or the Company is or may become bound to issue additional share capital of Parent or the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of Parent or the Company; (iii) except as expressly set forth in the Plan of Reorganization and/or the disclosure statement relating thereto, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Parent or the Company or by which Parent or the Company is or may become bound; (iv) there are no currently effective financing statements securing obligations in any amounts, filed in connection with Parent or the Company; (v) there are no agreements or arrangements under which Parent or the Company is obligated to register the sale of any of its securities under the 1933 Act; (vi) there are no outstanding securities or instruments of Parent or the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Parent or the Company is or may become bound to redeem a security of Parent or the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither Parent nor the Company has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) Parent and the Company have no liabilities or obligations required to be disclosed in the Plan of Reorganization and/or the disclosure statement relating thereto that are not so disclosed in the Plan of Reorganization and/or the disclosure statement relating thereto, other than those incurred in the ordinary course of Parent’s or the Company’s respective businesses.  Schedule 3(r) contains true, correct and complete copies of (i) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (“the Company’s Articles of Incorporation”), (ii) the Company’s Bylaws, as amended and as in effect on the date hereof (“the Company’s Bylaws”), (iii) Parent’s Articles of Incorporation, as amended and as in effect an the date hereof (“Parent’s Articles of Incorporation”), and (iv) Parent’s Bylaws, as amended and as in effect on the date hereof (“Parent’s Bylaws”).

4.16         Indebtedness and Other Contracts.  Except as expressly set forth in the Plan of Reorganization and/or the disclosure statement relating thereto, neither Parent nor the Company (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of Parent’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or’ indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another.  Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.17         Absence of Litigation.  Except as disclosed in the Plan of Reorganization and/or the disclosure statement relating thereto, other than the Bankruptcy Proceedings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including the SEC), self-regulatory organization or body pending or, to the knowledge of Parent or the Company, threatened against or affecting Parent, the Company, or any of Parent’s or the Company’s current officers or directors.

4.18         Insurance.  Parent and the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of Parent believes to be prudent and customary in the businesses in which the Parent and the Company.  Neither Parent nor the Company has been refused any insurance coverage sought or applied for and neither Parent nor the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.19         Employee Relations.  Neither Parent nor the Company is a party to any collective bargaining agreement or employs any member of a union.  Parent and the Company believe that their relations with their employees are good.  No executive officer of Parent or the Company has notified Parent or the Company that such officer intends to leave Parent or the Company or otherwise terminate such officer’s employment with Parent or the Company.  No executive officer of Parent or the Company, to the knowledge of Parent or the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant.  Parent and the Company are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20         Title.  As of the Effective Date of the Plan of Reorganization, Parent and the Company have good and marketable title to all real property and good title to all personal property owned by them which is material to the business of Parent and the Company, in each case free and clear of all liens, encumbrances and defects except Permitted Liens (as defined in the Amended and Restated Debenture) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Parent and the Company.  Any real property and facilities held under lease by Parent and the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by Parent and the Company.

4.21         Intellectual Property Rights.  Parent and the Company own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  None of Parent’s or the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  Neither Parent nor the Company has any knowledge of any infringement by Parent or the Company of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of Parent or the Company, being threatened, against Parent or the Company regarding its Intellectual Property Rights.  Each of Parent and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  Parent and the Company have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

4.22         Environmental Laws.  Parent and the Company (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.23         Investment Company.  Neither the Company nor Parent is, or is an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.24         Off Balance Sheet Arrangements.  After the Effective Date of the Plan of Reorganization, there is no transaction, arrangement, or other relationship between Parent and an unconsolidated or other off balance sheet entity.

4.25         Ranking of Amended and Restated Debenture.  Except as permitted by the Amended and Restated Debenture, no Indebtedness of the Company will rank senior to or pari passu with the Amended and Restated Debenture in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

4.26         Transfer Taxes.  On the Effective Date of the Plan of Reorganization, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the exchange of the Securities to be issued to Lender under the Plan of Reorganization will be, or will have been, fully paid or provided for by the Company or Parent, as applicable, and all laws imposing such taxes will be or will have been complied with.

4.27         Manipulation of Price.  Neither Parent nor the Company has, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Parent or the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (except for customary placement fees payable in connection with this transaction), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Parent or the Company (except for customary placement fees payable in connection with this transaction).

4.28         Disclosure.  Each of Parent and the Company understands and confirms that Lender will rely on the foregoing representations in effecting transactions in securities of Parent and the Company.  All disclosure provided by Parent and/or the Company to Lender, in writing, regarding Parent, the Company, their respective businesses and the transactions contemplated hereby, furnished by or on behalf of Parent and the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained herein, neither Parent nor the Company makes any representation or warranty as to any financial projection or other forward looking statement regarding either Parent or the Company.

4.29         Reporting Status.  Until the date on which the Lender shall have sold all the Lender Shares and no portion of the Amended and Restated Debenture is outstanding (the “Reporting Period”), Parent shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and Parent shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

4.30         Certain Financial Information and Reports.

(i)            With a view to making available to Lender the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit Lender to sell securities of Parent to the public without registration (“Rule 144”), Parent agrees, as soon as practical after the Effective Date of the Plan of Reorganization, to:

a.             make and keep public information available, as those terms are understood and defined in Rule 144;

b.             file with the SEC in a timely manner all reports and other documents required of Parent under the 1933 Act and the 1934 Act so long as Parent remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.             furnish to Lender so long as Lender owns any of the Securities, promptly upon request, (i) a written statement by Parent, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, and (ii) such other information as may be reasonably requested to permit Lender to sell such securities pursuant to Rule 144 without registration.

(ii)           Parent agrees to send the following to Lender during the Reporting Period: (i) unless filed with the SEC through its IDEA or EDGAR systems and available to the public through the IDEA or EDGAR systems, within one business day after the filing thereof with the SEC, a copy of all Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act of Parent, (ii) on the same day as the release thereof, copies of all press releases issued by Parent or the Company, and (iii) copies of any notices and other information made available or given to the stockholders of Parent generally, contemporaneously with the making available or giving thereof to the stockholders.

4.31         Fees.  Parent and the Company shall, jointly and severally, reimburse Lender or its designee(s) for reasonable and documented costs and expenses incurred after the Effective Date of the Plan of Reorganization in connection with the transactions contemplated by this Agreement and/or the other Amended Transaction Documents (including reasonable legal fees and disbursements in connection therewith) and additional fees, costs, and expenses incurred in connection with perfecting, maintaining, continuing, and/or protecting Lender’s security interests and liens.  Parent shall be responsible for the payment of, and shall pay, any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by Lender) relating to or arising out of the transactions contemplated hereby, and shall hold Lender harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of- pocket expenses) arising in connection with any claim relating to any such payment.

4.32         Pledge of Securities.  Each of Parent and the Company acknowledges and agrees that the Securities may be pledged by Lender in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of the Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Lender effecting a pledge of Securities shall not be required to provide Parent or the Company with any notice thereof or otherwise make any delivery to Parent or the Company pursuant to this Agreement or any other Amended Transaction Document, unless required in connection with the registration of the Securities or by applicable law.  Each of Parent and the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Lender.

4.33         Additional Debentures.  So long as Lender beneficially owns the Amended and Restated Debenture, except as expressly set forth in the Plan of Reorganization and/or the disclosure statement relating thereto, neither Parent or the Company will issue any debentures (other than to Lender as contemplated hereby) and neither Parent or the Company shall issue any other securities that would cause a breach or default under the Amended and Restated Debenture.

4.34         Corporate Existence.  So long as Lender beneficially owns any of the Securities, Parent and the Company shall not be party to any Fundamental Transaction (as defined in the Amended and Restated Debenture) unless each of Parent and the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Amended and Restated Debenture.

4.35         Incurrence of Liens.  So long as the Amended and Restated Debenture is outstanding, Parent and the Company shall not, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens (as defined in the Amended and Restated Debenture), upon any property or assets (including accounts and contract rights) owned by Parent and the Company.

4.36         Conduct of Business.  The business of Parent and the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.37         Allocation of Consideration for Federal Income Tax Purposes.  In accordance with Treasury regulations section 1.1273-2(h), the Company and Parent shall allocate the consideration for the Amended and Restated Debenture and the Lender Shares based upon their relative fair market values.  In making such allocation, the parties hereto shall agree, based upon the advice of their financial advisors, upon the appropriate methodology to be used for determining the relative fair market values of the Amended and Restated Debenture and the Lender Shares.

4.38         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.39         Indemnification.  In consideration of Lender’s execution and delivery of this Agreement and the other Amended Transaction Documents and consummating the transactions contemplated hereby and by the Plan of Reorganization, and in addition to all of the Company’s and Parent’s other obligations under the Amended Transaction Documents, the Company and Parent shall jointly and severally defend, protect, indemnify and hold harmless Lender and each other holder of any of the Securities, or any portion thereof, and all of their respective stockholders, partners, members, officers, directors, employees, and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective, of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or Parent in the Amended Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or Parent contained in the Amended Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or Parent) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Amended Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of Lender or holder of the Securities as an investor in, or lender to, the Company or Parent pursuant to the transactions contemplated by the Amended Transaction Documents.  To the extent that the foregoing undertakings by the Company and Parent may be unenforceable for any reason, the Company and Parent shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

4.40         Remedies.  Lender and each holder of the Securities, or any portion thereof, shall have all rights and remedies set forth in the Amended Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, each of the Company and Parent recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Amended Transaction Documents, any remedy at law may prove to be inadequate relief to Lender or the other applicable holder(s).  Each of the Company and Parent therefore agrees that Lender or the other applicable holder(s) shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

4.41         Payment Set Aside.  To the extent that the Company or Parent makes a payment or payments to Lender hereunder or pursuant to any of the other Amended Transaction Documents or Lender enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, Parent, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

4.42         Cross-Default.  If the Company or Parent, as applicable, breaches, in any material respect, any representation, warranty, covenant, agreement, or other term or provision contained herein or contained in any of the other Amended Transaction Documents, such breach shall constitute a Default and an Event of Default under the Amended and Restated Debenture and each of the other Amended Transaction Documents; provided, however, that if such breach (i) does not otherwise constitute a Default or an Event of Default under another Amended Transaction Document, and (ii) such breach is curable, such breach shall only constitute a Default and an Event of Default if such breach continues for a period of at least five (5) consecutive business days after receipt of written notice thereof by the Company or the Parent.

4.47         Reaffirmation of Liens. The Company and Parent each hereby renews and affirms the liens and security interests created and granted in the Security Documents and the other Amended Transaction Documents, as modified on the date hereof.  The Company and Parent each agree that this Agreement shall in no manner impair the liens and security interests securing the Obligations, and that such liens and security interests shall not in any manner be waived, the purposes of this Agreement being to modify the Amended Transaction Documents as herein provided and to carry forward all liens and security interests securing same, which are acknowledged by the Company and Parent to be valid and subsisting. The Company and Parent each hereby further covenants and agrees to hereafter, from time to time upon the reasonable request of Lender, execute and deliver to Lender such writings and take such other actions as Lender may request from time to time in order to create, evidence, perfect, continue, maintain, or otherwise protect or assure unto Lender a valid, perfected, first priority Lien in favor of Lender covering all of the Collateral, as security for the Obligations, or to evidence or carry out the intent of this Agreement and/or the other Amended Transaction Documents, or to otherwise perfect or give further assurances of any right(s) and/or remedies granted or provided to, or for the benefit of, Lender in this Agreement and/or the other Amended Transaction Documents.

4.48         Maintenance of Leases. Without limiting any covenants of the Company and/or Parent contained in any of the Amended Transaction Documents, the Company and Parent

hereby expressly agree, at their sole cost and expense, to hereafter at all times maintain, in full force and effect, all oil, gas, and/or mineral or hydrocarbon leases, interests, and rights included in, or constituting a part of, the Collateral as of the Effective Date of the Plan of Reorganization and to not allow any of such leases, interests or other rights to terminate, expire, lapse, or otherwise be impaired or diminished in any manner whatsoever, in each case without the prior written approval of Lender.

ARTICLE V

MISCELLANEOUS

5.1           Ratification of Agreements.  The Amended Transaction Documents, as hereby amended, are hereby ratified and confirmed in all respects.  Any reference to any Amended Transaction Document in any other Amended Transaction Document shall be deemed to be a reference to such other Amended Transaction Document as hereby amended.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under, or in connection with, the Amended and Restated Debenture, the Guaranty, or any of the other Amended Transaction Documents, nor constitute a waiver of any provision of the Amended and Restated Debenture, the Guaranty, or any of the other Amended Transaction Documents.

5.2           Survival of Agreements.  Except to the extent amended hereby, by any of the other Amended Transaction Documents, or by the Plan of Reorganization, all representations, warranties, covenants, and agreements of the Company or Parent contained herein or in any of the other Amended Transaction Documents shall survive the execution and delivery of this Agreement and the performance hereof and shall further survive until all of the Obligations are finally and irrevocably paid in full.  All statements and agreements contained in any certificate or instrument delivered by the Company or Parent hereunder or under any other Amended Transaction Document to Lender shall be deemed to constitute representations and warranties by, and agreements and covenants of, the Company and Parent under this Agreement and the other Amended Transaction Documents.

5.3           Amended Transaction Documents.  This Agreement and the Amended and Restated Debenture are Amended Transaction Documents, and all provisions in any of the other Amended Transaction Documents pertaining to Amended Transaction Documents apply to this Agreement and to the Amended and Restated Debenture.

5.4           Governing Law.  This Agreement shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

5.5           Counterparts; Fax.  This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.  This Agreement may be validly executed by facsimile or other electronic transmission.

5.6           Release of Claims by the Company and Parent.  Effective as of the Effective Date of the Plan of Reorganization, each of the Company and the Parent fully and forever waives, releases and discharges any and all actions, causes of action in law or in equity, suits, adversary proceedings, contested matters, litigation, objections, debts, liens, contracts, torts, liabilities, demands, rights, obligations, damages, losses, fees, costs, expenses, set-offs, defenses, counter-claims, cross-claims, third-party claims, or claims for recoupment, of any nature whatsoever, known or unknown, fixed or contingent, whether arising under contract, tort or statute, including any cause of action arising under Chapter 5 of the Bankruptcy Code, against Lender, its officers, directors, employees, partners, affiliates and attorneys, that are based, whether in whole or in part, upon any act, omission, event, condition, or thing in existence or that occurred, whether in whole or in part, prior to the Effective Date of the Plan of Reorganization.

5.7           Release of Claims by Lender.  Subject to the exceptions set forth herein, effective as of the Effective Date of the Plan of Reorganization, the Lender fully and forever waives, releases and discharges any and all actions, causes of action in law or in equity, suits, adversary proceedings, contested matters, litigation, objections, debts, liens, contracts, torts, liabilities, demands, rights, obligations, damages, losses, fees, costs, expenses, set-offs, defenses, counter-claims, cross-claims, third-party claims, or claims for recoupment, of any nature whatsoever, known or unknown, fixed or contingent, whether arising under contract, tort or statute (collectively, “Lender Claims”), against each Person who was an officer, director, employee, partner, affiliate, or attorney of the Company or Parent on or after March 5, 2008, insofar as such Lender Claims are based, whether in whole or in part, upon any act, omission, event, condition, or thing in existence or that occurred, whether in whole or in part, prior to the Effective Date of the Plan of Reorganization; provided, however, that Lender express reserves and retains, and the foregoing release shall not be deemed to cover or apply to, any and all Lender Claims against, or with respect to, Robert Wright or any of his successors or personal representatives.

5.8           Presumptions.  Each of the Company and Parent hereby acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and has participated in the drafting hereof.  Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted. Each of the Company and Parent further represents, warrants and agrees that in entering into this Agreement and the other Amended Transaction Documents, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Lender or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in this Agreement or the other Amended Transaction Documents.

THIS AGREEMENT AND THE OTHER AMENDED TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:

PRB OIL & GAS, INC.

By:	/s/ William F. Hayworth
Name:	William F. Hayworth
Title:	President and Chief Executive Officer

PARENT:

BLACK RAVEN ENERGY, INC.

(formerly known as PRB Energy, Inc.)

By:	/s/ William F. Hayworth
Name:	William F. Hayworth
Title:	President and Chief Executive Officer

LENDER:

WEST COAST OPPORTUNITY FUND, LLC

By:	/s/ Atticus Lowe
Name:	Atticus Lowe
Title:	Chief Investment Officer